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                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF THE COMPANY



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

SUBSIDIARY                                            DBA                                JURISDICTION OF INCORPORATION
Alaska  Communications  Systems Holdings, Inc.                                           Delaware
ALEC Acquisition Sub Corp.                                                               Delaware
Telephone  Utilities  of the  Northland, Inc.         PTI Communications                 Alaska
Telephone Utilities of Alaska, Inc.                   PTI Communications                 Alaska
PTI Communications of Alaska, Inc.                    PTI Communications                 Alaska
Alaska Communications Systems, Inc.                   ATU Telecommunications             Delaware
ACS Wireless, Inc.                                                                       Alaska
MACtel License Sub, Inc.                                                                 Delaware
ATU Long Distance, Inc.                                                                  Alaska
ATU LD License Sub, Inc.                                                                 Delaware
ATU Communications, Inc.                                                                 Alaska
Pacific Telecom of Alaska PCS, Inc.                                                      Alaska
Peninsula Cellular Services, Inc.                                                        Alaska
Alaskan Choice Television, LLC                                                           Utah
ACS Internet, Inc.                                                                       Delaware
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